UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2014

Trovagene, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	27-2004382
(State or other jurisdiction	IRS Employer
of incorporation or organization)	Identification No.)

11055 Flintkote Avenue, Suite B

San Diego, CA 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 217-4838

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 19, 2014, Dr. Rodney S. Markin was appointed as a Director of Trovagene, Inc. (the “Company”) to serve until the next election of directors by the stockholders and until the election and qualification of his successor.  Dr. Markin was nominated for the position by the Corporate Governance/Nominating Committee of the Board of Directors.

Dr. Markin is currently Chief Technology Officer and Associate Vice Chancellor for Business Development at the University of Nebraska Medical Center and a Professor of Pathology and Microbiology; David T. Purtilo Distinguished Professor Pathology and Microbiology and Courtesy Professor of Surgery. Dr. Markin’s professional and academic research interests have focused on clinical laboratory automation, which include but are not limited to, robotics, information systems, medical utilization management and outcomes optimization. Dr. Markin received his Bachelor’s Degree in chemistry with a minor in mathematics and physics from Nebraska Wesleyan University in 1977; his Doctor of Philosophy (Ph.D.-biochemistry) from the University of Nebraska-Lincoln in 1980; and his Doctor of Medicine (M.D.) degree from the University of Nebraska Medical Center (Omaha) in 1983. Dr. Markin completed his residency in pathology and laboratory medicine at the University of Nebraska Medical Center. Dr. Markin is board certified in Anatomic and Clinical Pathology. He founded LAB-InterLink, a spin-out of the University of Nebraska Medical Center that provided products for hospital-based laboratory automation systems. He served as CEO of LAB-InterLink, and provided the early funding to grow the business, before it was sold to Cardinal Health. Dr. Markin is currently the Chairman of Transgenomic, a Director of the Board of the Children’s Hospital and Medical Center Foundation and on the board of Trustees of the Keck Graduate Institute.

On February 19, 2014, Dr. Chris McGuigan resigned as a director of the Company to focus on other opportunities.

Item 8.01             Other Items.

On February 19, 2014, the Company issued a press release regarding the appointment of Dr. Rodney Markin as director and the resignation of Dr. Chris McGuigan as a director of the Company.

The information in this Item 8.01, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1933, as amended, or otherwise subject to the liabilities of that section.

Item 9.01                                           Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release dated February 19, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    February 19, 2014

TROVAGENE, INC.

By:	/s/ Antonius Schuh
Antonius Schuh
Chief Executive Officer